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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated September 25, 1998 appearing in Beringer Wine Estates Holdings, Inc. Annual Report of Form 10-K for the year ended June 30, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

San Francisco, California
April 23, 1999